Exhibit 10.2

RENEWABLE TECHNOLOGY SOLUTIONS, INC.

5% PROMISSORY NOTE

$5,000.00	December 13, 2018 (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned, RENEWABLE TECHNOLOGY SOLUTIONS, INC. (the “Company”), a Tennessee corporation, promises to pay to the order of JOHN HUEMOELLER (the “Holder”), the principal sum of Five Thousand Dollars ($5,000) (the “Principal”), on the earlier of: (i) December 31, 2019 (the “Year-End Date”); or (ii) the closing of the next capital financing by Pledge Petroleum Corp., a Delaware corporation (the “Closing Date”; the Year-End Date and the Closing Date are herein referred to collectively as the “Maturity Date”) or (iii) an Event of Default (as defined below), together with interest (computed on the basis of a 365-day year) on the outstanding principal amount at the rate of five percent (5%) per annum (the “Interest Rate”) from the date hereof.

1.          Payment. All payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America.

2.       Interest. Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the amount of Principal amount from time to time then outstanding, be computed on the basis of a 365-day year comprised of twelve (12) months.

3.          Prepayment. In the event the Company elects to repay the Holder in full prior to the Maturity Date, the Company may repay the Principal Amount outstanding and all accrued and unpaid interest without the consent of the Holder.

4.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. The Company consents to accept service of process by certified mail, return receipt requested in the event of litigation.

5.          Facsimile Signatures. This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as an original signature.

6.          Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          The Company shall fail to pay in full the entire outstanding principal amount of this Note and all interest accrued hereon when due;

(b)          The Company defaults in the performance of or compliance with its obligations under this Note, and such default has not been cured for thirty (30) days after written notice of default is given to the Company;

(c)          The Company: (i) admits in writing its inability to pay, its debts as they become due; (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (v) is adjudicated as insolvent or to be liquidated; or (vi) takes corporate action for the purpose of any of the foregoing; or

(d)          A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against such party and such petition shall not be dismissed within six (6) months.

7.          Remedies Following an Event of Default. Upon occurrence of an Event of Default, this Note and all accrued interest to the date of such default shall, at the option of the Holder, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of eighteen percent (18%) per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.

8.          Vote To Issue, Or Change The Terms Of, Notes. The written consent of the Holder shall be required for any change or amendment to any of the Note.

9.          Payment of Collection, Enforcement and Other Costs. If: (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

10.        Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date and year first above written.

RENEWABLE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Christopher Headrick
Name:	Christopher Headrick
Title:	President

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